Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-31776, No. 333-31778, No. 333-49336, No. 333-69056, No. 333-72842, No. 333-113392, No. 333-121250, No. 333-123771 and No. 333-135536) and the Registration Statement on Form S-3 (No. 333-73778) of Harris Interactive Inc. of our report, dated September 12, 2007, relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP

Rochester, New York
September 12, 2007